                                                                      EXHIBIT 24
                               POWER OF ATTORNEY

                       Directors and Certain Officers of
                                   TRW Inc.


THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint W. B. Lawrence, K. C. Syrvalin and K. A. Weigand, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an annual report on Form 10-K for the year ended December 31, 1999 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

EXECUTED the dates set forth below.

/s/ J. T. Gorman                    /s/ D. M. Cote                 /s/ Carl G. Miller
------------------------------      -------------------------      ---------------------------
J. T. Gorman,                       D. M. Cote,                    C. G. Miller,
Chairman of the Board,              President,                     Executive Vice President
Chief Executive Officer             Chief Operating Officer        and Chief Financial Officer
and Director                        and Director                   February 16, 2000
February 16, 2000                   February 16, 2000


/s/ Thomas A. Connell               /s/ Michael H. Armacost        /s/ M. Feldstein
------------------------------      -------------------------      ---------------------------
T. A. Connell, Vice President       M. H. Armacost, Director       M. Feldstein, Director
and Controller                      February 16, 2000              February 16, 2000
February 16, 2000


/s/ Robert M. Gates                 /s/ George H. Heilmeier        /s/ Karen N. Horn
------------------------------      -------------------------      ---------------------------
R. M. Gates, Director               G. H. Heilmeier, Director      K. N. Horn, Director
February 16, 2000                   February 16, 2000              February 16, 2000


/s/ E. B. Jones                     /s/ W. S. Kiser                /s/ D. B. Lewis
------------------------------      -------------------------      ---------------------------
E. B. Jones, Director               W. S. Kiser, Director          D. B. Lewis, Director
February 16, 2000                   February 16, 2000              February 16, 2000


/s/ L. M. Martin                    /s/ J. D. Ong                  /s/ Richard W. Pogue
------------------------------      -------------------------      ---------------------------
L. M. Martin, Director              J. D. Ong, Director            R. W. Pogue, Director
February 16, 2000                   February 16, 2000              February 16, 2000